Exhibit 99.1

BP and Clean Energy Partner to Expand U.S. Renewable Natural Gas

Transportation Fueling Capabilities

BP to Acquire Clean Energy’s Upstream Renewable Natural Gas Business

and Sign Long-Term Supply Agreement with Clean Energy

Release date: 1 March 2017

CHICAGO, Ill. and NEWPORT BEACH, Calif. – BP p.l.c. (NYSE: BP) and Clean Energy Fuels Corp. (Nasdaq: CLNE) today announced that BP will acquire the upstream portion of Clean Energy’s renewable natural gas business and sign a long-term supply contract with Clean Energy to support the firm’s continuing downstream renewable natural gas business. The deal enables both companies to accelerate the growth in renewable natural gas supply and meet the growing demand of the natural gas vehicle fuel market.

Renewable natural gas fuel, or biomethane, is produced entirely from organic waste. As a fuel for natural gas vehicle fleets, including heavy-duty trucks, it is estimated to result in up to 70 percent lower greenhouse gas emissions than from equivalent gasoline or diesel fueled vehicles.

Under terms of the agreement, BP will pay $155 million for Clean Energy’s existing biomethane production facilities, its share of two new facilities and its existing third party supply contracts for renewable natural gas. Closing the transaction is subject to regulatory approval. Clean Energy will continue to have access to a secure and expanding supply to sell to the growing customer base of its Redeem™-branded renewable natural gas fuel through a long-term supply contract with BP.

“Demand for renewable natural gas is growing quickly and BP is pleased to expand our supply capability in this area,” said Alan Haywood, chief executive officer of BP’s supply and trading business. “BP is committed to supporting developments towards a lower carbon future and, working with Clean Energy, we believe we will be well-positioned to participate in the growth of this lower carbon fuel in the U.S.”

Clean Energy, in turn, will be able to expand its Redeem customer base at its North American network of natural gas fueling stations, allowing customers to take advantage of the ease and affordability of switching to a fuel that is both renewable and can significantly reduce greenhouse gas emissions compared with diesel.

“We started our Redeem fueling business from scratch less than four years ago and have grown it into a significant enterprise,” said Andrew Littlefair, Clean Energy’s president and chief executive officer. “This transaction will help to take it to the next level. BP’s investment in and focus on renewable natural gas supply will ensure that Clean Energy can meet the growing demand of our customers for low carbon, renewable fuel.”

Clean Energy will buy renewable natural gas fuel from BP and collect royalties on gas purchased from BP and sold as Redeem at it stations. This royalty payment is in addition to any payment under BP’s contractual obligation.

Notes to editors:

•	The assets which BP will acquire are Clean Energy’s existing biomethane production facilities in Canton, Mich. and North Shelby, Tenn. as well as Clean Energy’s share of two facilities under construction in Oklahoma City, Okla. and Atlanta, Ga.

•	BP will continue to subcontract the operations of these facilities to Clean Energy.

•	Launched in its California stations in October 2013, Clean Energy sold 60 million gasoline gallon equivalents of Redeem in 2016 to customers across multiple states including UPS, Republic Services, Ryder, Kroger and the City of Santa Monica’s transit agency. Redeem is the cleanest transportation fuel commercially available for heavy duty vehicles in the U.S. today.

•	Redeem renewable natural gas is derived from biogenic methane, biomethane or biogas, which is methane that is naturally generated by the decomposition of organic waste. The methane gas is processed, purified and sent into the interstate natural gas pipeline and is currently made available exclusively to Clean Energy customers.

•	Clean Energy will be hosting a conference call today at 10:00 am EST for analysts and reporters with Andrew Littlefair and Harrison Clay, president of Clean Energy Renewables, to answer any questions about today’s announcement. To access the call, dial +1 877 451 6152 in the U.S. and +1 201 389 0879 internationally. A replay of the call will be available at +1 844 512 2921 in the U.S. and +1 414 317 6671, replay PIN number: 13656528.

Further Information:

BP Press Office

+1 281 366 4463

uspress@bp.com

Clean Energy

Jason Johnson - Media

+1 949 437 1411

jason.johnston@cleanenergyfuels.com

Clean Energy

Tony Kritzer - Investors

+1 949 437 1403

tkritzer@cleanenergyfuels.com

About BP in the U.S.:

Over the past 10 years, BP has invested more than $90 billion in the U.S. – more than any other energy company. BP is a leading producer of oil and gas and produces enough energy annually to light nearly the entire country for a year. Employing about 14,000 people across the country, BP supports more than 130,000 additional jobs through all of its business activities. For more information, visit www.bp.com/us.

About Clean Energy

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; develop RNG production facilities; and deliver more CNG and LNG vehicle fuel than any other company in the U.S. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.CleanEnergyFuels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: the completion and timing of the proposed acquisition and Clean Energy’s plans for its RNG business after completion of the acquisition; increased market adoption of natural gas as a vehicle fuel generally; growth in Clean Energy’s customer base for its Redeem™ RNG vehicle fuel; the strength of Clean Energy’s natural gas fueling infrastructure and its ability to leverage this infrastructure to increase sales of Redeem™ vehicle fuel; the benefits of natural gas (including RNG) as an alternative vehicle fuel, including economic and environmental benefits; and growth in and certainty of supply of RNG. Actual results and the timing of events could differ materially from those expressed in or implied by these forward-looking statements as a result of a variety of factors, including, among others: Clean Energy’s and BP’s ability to satisfy the conditions required to close the acquisition; supply, demand, use and prices of crude oil, gasoline, diesel, natural gas and other alternative fuels, as well as heavy-duty trucks and other vehicles powered by these fuels; the willingness of fleets and other consumers to adopt natural gas (including RNG) as a vehicle fuel; Clean Energy’s ability to capture a substantial share of the market for alternative vehicle fuels, if and when it develops and expands, and otherwise compete successfully in this market; Clean Energy’s ability to implement its RNG and other business plans; changes to federal, state or local fuel emission standards or other environmental regulations applicable to natural gas production, transportation or use, particularly in light of the uncertainties of the current U.S. political climate; and general economic, political, regulatory, market and other conditions. The forward-looking statements made in this press release speak only as of the date of this press release and Clean Energy undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the reports and other documents Clean Energy files with the SEC (available at www.sec.gov) contain additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

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